As filed with the Securities and Exchange Commission on August 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-4788120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Wilshire Boulevard, Suite 1250

Los Angeles, California 90017

(213) 382-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Romolo C. Santarosa

Senior Executive Vice President and Chief Financial Officer

Hanmi Financial Corporation

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence M.F. Spaccasi, Esq.

Scott A. Brown, Esq.

Gregory Sobczak, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-251393

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐
Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities			$10,000,000	$1,091

(1)

The Registrant previously registered such indeterminate number of securities as would have an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-251393), which was declared effective on December 30, 2020. Of such securities, an aggregate of $0 have been sold under such Registration Statement, leaving a remaining balance of $100,000,000 as of the date of this filing. The Registrant is filing this registration statement solely for the purpose of increasing the aggregate principal amount of securities being offered by $10,000,000 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-251393) (the “Original Registration Statement”), declared effective on December 30, 2020 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Proposed Maximum Aggregate Offering Price of securities remaining available for issuance under the Original Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Original Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

ITEM 16. Exhibits.

Exhibit	Description

5.1	Opinion of Luse Gorman, PC regarding the validity of the securities of Hanmi Financial Corporation offered hereby

23.1	Consent of Crowe LLP

23.2	Consent of KPMG LLP

23.3	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1*	Power of Attorney (incorporated by reference to the signature page of the Original Registration Statement (Registration No. 333-251393))

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hanmi Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 18th day of August, 2021.

HANMI FINANCIAL CORPORATION

By:	/s/ Bonita I. Lee
Bonita I. Lee
President and Chief Executive Officer

Signature	Title

/s/ Bonita I. Lee Bonita I. Lee	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Romolo C. Santarosa Romolo C. Santarosa	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Patrick Carr	Chief Accounting Officer (Principal Accounting Officer)

/s/ John J. Ahn John J. Ahn	Chairman of the Board

/s/ Kiho Choi Kiho Choi	Director

/s/ Christie K. Chu Christie K. Chu	Director

/s/ Harry H. Chung Harry H. Chung	Director

Scott R. Diehl	Director

* David L. Rosenblum	Director

* Thomas J. Williams	Director

* Michael M. Yang	Director

Gideon Yu	Director

* By:	/s/ Bonita I. Lee
Bonita I. Lee
Attorney-in-Fact